Exhibit 10.3
FIRST AMENDMENT TO THE

APPLIED MATERIALS, INC. 2016 DEFERRED COMPENSATION PLAN
(JANUARY 1, 2021 RESTATEMENT)
Applied Materials, Inc. (the “Company”), having established the Applied Materials, Inc. 2016 Deferred Compensation Plan (the “Plan”), originally effective as of January 1, 2005, and most recently restated effective as of January 1, 2021, hereby amends the restated Plan in the following particulars, effective January 1, 2026:
1.    By adding the following new Section 6.1.3 to the Plan, immediately following Section 6.1.2 thereof:
    “6.1.3    Divorce or Legal Separation. Notwithstanding anything in the Plan to the contrary, a judgment, decree, or order of divorce or annulment shall revoke a Participant’s designation of the Participant’s former Spouse as a Beneficiary under the Plan. The Participant may make a subsequent Beneficiary Designation pursuant to this Section 6.1 naming the former Spouse as a Beneficiary, subject to the consent of any subsequent Spouse, if applicable.”
2.    By substituting the phrase “Vice President, Total Rewards, of the Company (or higher) (the ‘VP Total Rewards’)” for the phrase “Corporate Vice President, Global Rewards, of the Company (the ‘CVP Global Rewards’)” where the latter phrase appears in Section 7.1 the Plan.
3.    By substituting the phrase “VP Total Rewards” for the phrase “CVP Global Rewards” where the latter phrase appears in Section 7.1 of the Plan.
4.    By substituting the phrase “Total Rewards Department of the Company” for the phrase “Global Rewards Department of the Company” where the latter phrase appears in Section 7.1 of the Plan.

IN WITNESS WHEREOF, the Company, by its duly authorized delegate, has executed this First Amendment to the restated Plan on the date specified below.

Dated: January 6, 2026	APPLIED MATERIALS, INC. By: /s/ Sean Delaney Sean Delaney Vice President, Total Rewards

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